Investor Presentation Fourth Quarter and Year End 2021

Safe Harbor Statement and Disclaimer Forward - Looking Statements In this presentation, “we,” “our,” “us,” “Five Star" or “the Company” refers to Five Star Bancorp, a California corporation, and our consolidated subsidiaries, including Five Star Bank, a California state - chartered bank, unless the context indicates that we refer only to the parent company, Five Star Bancorp . This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based . Forward - looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phases of similar meaning . The Company cautions that the forward - looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control . Such forward - looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated . New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company . If one or more of the factors affecting the Company’s forward - looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained in this press release . Therefore, the Company cautions you not to place undue reliance on the Company’s forward - looking information and statements . Important factors that could cause actual results to differ materially from those in the forward - looking statements are set forth in the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2021 under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company disclaims any duty to revise or update the forward - looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward - looking statements, except as specifically required by law . Industry Information This presentation includes statistical and other industry and market data that we obtained from government reports and other third - party sources . Our internal data, estimates, and forecasts are based on information obtained from government reports, trade, and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions . Although we believe that this information (including the industry publications and third - party research, surveys, and studies) is accurate and reliable, we have not independently verified such information . In addition, estimates, forecasts, and assumptions are necessarily subject to a high degree of uncertainty and risk due to a variety of factors . Finally, forward - looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward - looking statements in this presentation . Unaudited Financial Data Numbers contained in this presentation for the quarter and year ended December 31, 2021 and for other quarterly periods are u nau dited. Additionally, all figures presented as year - to - date, except for periods that represent a full fiscal year ended December 31, represent unaudited results. As a result, subsequent informatio n m ay cause a change in certain accounting estimates and other financial information, including the Company’s allowance for loan losses, fair values, and income taxes. Non - GAAP Financial Measures The Company uses financial information in its analysis of the Company’s performance that are not in conformity with accountin g p rinciples generally accepted in the United States of America (“GAAP”). The Company believes that these non - GAAP financial measures provide useful information to management and investors that is suppl ementary to the Company’s financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non - GAAP financial measures have a n umber of limitations. See the appendix to this presentation for a reconciliation of these non - GAAP measures to the most directly comparable GAAP financial measures. Fourth Quarter 2021 Investor Presentation | 2

Agenda • Company Overview • Financial Highlights • Loans and Credit Quality • Deposit and Capital Overview • Financial Results Fourth Quarter 2021 Investor Presentation | 3

Company Overview Fourth Quarter 2021 Investor Presentation | 4

Company Overview Nasdaq: Headquarters: Asset Size: Loans (1) : Deposits: Bank Branches: Fourth Quarter 2021 Investor Presentation | 5 CA Redding 5 5 Chico 6 Yuba City 80 7 Roseville 1 Elk Grove 4 Sacramento Santa Rosa Rancho Cordova 3 2 Bank Branch (7) Non - Depository Office (2) 505 FSBC Rancho Cordova, California $2.6 Billion $1.9 Billion $2.3 Billion 7 Note: Balances are as of December 31, 2021. (1) Loans are presented before allowance for loan losses, net of deferred loan fees, and exclude loans held for sale. Five Star is a community business bank that was founded to serve the commercial real estate industry. Today, the markets we serve have expanded to meet customer demand and now include manufactured housing and storage, faith - based, government, nonprofits, and more.

Executive Team Fourth Quarter 2021 Investor Presentation | 6 James Beckwith President and Chief Executive Officer Five Star since 2003 John Dalton Senior Vice President and Chief Credit Officer Five Star since 2011 Mike Lee Senior Vice President and Chief Regulatory Officer Five Star since 2005 Michael Rizzo Senior Vice President and Chief Banking Officer Five Star since 2005 Brett Wait Senior Vice President and Chief Information Officer Five Star since 2011 Lydia Ramirez Senior Vice President and Chief Operations and Chief DE&I Officer Five Star since 2017 Kristine Hyde Senior Vice President and Chief Human Resources Officer Five Star since 2020 Heather Luck Senior Vice President and Chief Financial Officer Five Star since 2018 Shelley Wetton Senior Vice President and Chief Marketing Officer Five Star since 2015

Financial Highlights Fourth Quarter 2021 Investor Presentation | 7

$440 $547 $565 $604 $811 $840 $973 $1,272 $1,480 $1,954 $2,151 $2,328 $2,434 $2,557 $1,806 $1,968 $2,207 $2,373 $2,535 $148 $183 $121 $61 $22 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Total Assets Excluding PPP Loans PPP Loans Consistent and Organic Asset Growth Fourth Quarter 2021 Investor Presentation | 8 Note: Dollars are in millions. Balances are end of period. References to PPP are to the Paycheck Protection Program. (1) CAGR is based upon balances as of December 31, 2021. (2) A reconciliation of this non - GAAP measure is set forth in the appendix. (2) CAGR (1) 5 years 10 years Total Assets 24.92% 19.25%

Financial Highlights

(dollars in millions)		For the quarter ended			For the year ended	
		Q4 2020	Q3 2021	Q4 2021	FY 2020	FY 2021
Profitability	Net income	$ 9.5	$ 11.0	$ 11.3	$ 35.9	$ 42.4
	Return on average assets ("ROAA")	1.90%	1.85%	1.82%	1.95%	1.86%
	Return on average equity ("ROAE")	29.05%	19.26%	19.15%	31.16%	22.49%
Net Interest Margin	Net interest margin	4.09%	3.60%	3.67%	3.68%	3.64%
	Average loan yield	5.22%	4.90%	4.71%	4.96%	4.82%
	Average loan yield, excluding PPP loans (1)	4.94%	4.66%	4.56%	5.09%	4.70%
	PPP fee income	$ 3.1	$ 1.8	$ 1.1	$ 4.9	$ 6.2
	PPP loans forgiven (2)	$ 94.6	$ 59.4	$ 39.4	$ 94.6	$ 236.5
	Total cost of funds	0.31%	0.17%	0.16%	0.54%	0.19%

		12/31/2020	9/30/2021	12/31/2021
Asset Quality	Nonperforming loans to period end loans	0.03%	0.03%	0.03%
	Allowance for loan losses to period end loans	1.47%	1.28%	1.20%
	# of PPP loans outstanding	595	183	60
	Balance of PPP loans outstanding	$ 148.0	$ 61.5	$ 22.1
	# of loans in a COVID-19 deferment period	35	8	6
	Balance of loans in a COVID-19 deferment period	$ 41.4	$ 12.2	$ 12.2

Note: Period end loan balances are before allowance for loan losses, before deferred loan fees, and exclude loans held for sale.
(1) A reconciliation of this non-GAAP measure is set forth in the appendix.
(2) Funds received in Q4 2020 include all principal on forgiven PPP loans that were initially forgiven in Q4 2020 and may include Economic Injury Disaster Loan deductions that were received in Q1 2021.

FIVE STAR BANCORP
Fourth Quarter 2021 Investor Presentation | 9

Financial Highlights Fourth Quarter 2021 Investor Presentation | 10 Growth • Continued balance sheet growth with $563.0 million in non - PPP loan growth (1) and $501.9 million in deposit growth since December 31, 2020. Funding • For the most recent quarter ended, non - interest - bearing deposits comprised 39.46% of total deposits, compared to 41.47% at the end of the trailing quarter and 39.30% for the year ended December 31, 2020. • Deposits comprised 98.46% of total liabilities as of December 31, 2021, compared to 98.21% of total liabilities as of September 30, 2021 and 98.02% of total liabilities as of December 31, 2020. Capital • All capital ratios remained above well - capitalized regulatory thresholds for the quarters ended September 30, 2021 and December 31, 2021 as well as the years ended December 31, 2020 and December 31, 2021. • On October 6, 2021, the Company announced a cash dividend of $0.15 per share. (1) A reconciliation of this non - GAAP measure is set forth in the appendix.

Loans and Credit Quality Fourth Quarter 2021 Investor Presentation | 11

$148 $22 4.86% 4.93% 5.28% 5.45% 4.96% 4.82% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2016 2017 2018 2019 2020 2021 Total Loans (Millions) Non-PPP Loans PPP Loans Average Loan Yield Average Loan Yield Excl PPP Consistent Loan Growth Fourth Quarter 2021 Investor Presentation | 12 Note: Balances are end of period, before allowance for loan losses, net of deferred loan fees, and exclude loans held for sal e. Yields are based on average balance and annualized quarterly interest income. (1) CAGR is based upon balances as of December 31, 2021. (2) A reconciliation of this non - GAAP measure is set forth in the appendix. $253 $253 $148 $183 $121 $61 $22 5.28% 4.82% 4.58% 5.22% 4.95% 4.73% 4.90% 4.71% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Total Loans (Millions) Non-PPP Loans PPP Loans Average Loan Yield Average Loan Yield Excl PPP Annual Trend Quarterly Trend Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Non-PPP Loans PPP Loans Average Loan Yield Average Loan Yield Excluding PPP Loans (2)

Loan Portfolio Composition Fourth Quarter 2021 Investor Presentation | 13 Note: Balances are net book value at December 31, 2021 and exclude loans held for sale. (1) Types of collateral in “all other types” are those that individually make up less than 5% CRE concentration. Commercial 81.93% Commercial land and development 0.38% Commercial construction 2.80% Residential construction 0.38% Residential 1.48% Farmland 2.83% Secured 7.08% Unsecured 1.09% PPP 1.14% Consumer and other 0.89% Types of collateral securing commercial real estate ("CRE") loans Loan Balance ($000s) # of Loans % of CRE Manufactured home community 518,910$ 251 32.71% Retail 166,960$ 58 10.53% Multifamily 152,412$ 71 9.61% Industrial 135,401$ 99 8.54% Office 134,728$ 85 8.49% Faith-based 108,718$ 74 6.85% Mini storage 85,712$ 25 5.40% Mixed use 83,270$ 35 5.25% All other types (1) 200,121$ 91 12.62% Total 1,586,232$ 789 100.00%

CRE Collateral Values Fourth Quarter 2021 Investor Presentation | 14 Note: Balances are net book value at December 31, 2021 and exclude loans held for sale. Dollars are in thousands. (1) Types of collateral in the “all other types” category are those that individually make up less than 5% CRE concentration. $519M $167M $152M $135M $135M $109M $86M $83M $200M $849M $307M $351M $319M $294M $272M $160M $156M $474M $0M $180M $360M $540M $720M $900M Manufactured home community Retail Multifamily Industrial Office Faith-based Mini storage Mixed use All other types Loan Balance Collateral Value (1)

Loan Portfolio Diversification We focus primarily on commercial lending, with an emphasis on commercial real estate . We offer a variety of loans to small and medium - sized businesses, professionals, and individuals, including commercial real estate, commercial land and construction, and farmland loans . To a lesser extent, we also offer residential real estate, construction real estate, and consumer loans . Fourth Quarter 2021 Investor Presentation | 15 Note: Balances are net book value at December 31, 2021 and exclude loans held for sale. CML Term Multifamily , 34.57% CML Term CRE NOO , 28.01% CML Term CRE OO , 19.17% CML Secured , 3.58% CML Term Ag RE , 2.81% CML Const CRE , 2.80% SBA 7A Secured , 2.61% CML Term SFR 1st , 1.22% SBA 7A PPP , 1.14% Others , 4.09% CRE Manufactured Home , 26.80% CRE Other , 11.84% CRE Retail , 8.62% CRE Multifamily , 7.95% CRE Industrial , 6.99% CRE Office , 6.96% Commercial Other , 5.89% CRE Faith Based , 5.62% CRE Mini Storage , 4.43% CRE Mixed Use , 4.30% Commercial Construction , 3.18% CRE Agricultural , 2.83% Commercial SBA 7A , 2.42% Commercial SBA 7A PPP , 1.14% Others , 1.03% Loans by Type Loans by Purpose Real Estate Loans by Geography

Loan Rollforward Fourth Quarter 2021 Investor Presentation | 16 Note: Dollars are in millions. Beginning and ending balances are as of period end, before allowance for loan losses, before deferred loan fees, and exclude loans held for sale. Column1 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Beginning Balance 1,506$ 1,549$ 1,590$ 1,707$ Non PPP Originations 120$ 181$ 280$ 462$ PPP Originations 99$ 3$ -$ -$ Non PPP Payoffs and Paydowns (104)$ (77)$ (104)$ (194)$ PPP Forgiveness and Repayments (72)$ (66)$ (59)$ (39)$ Ending Balance 1,549$ 1,590$ 1,707$ 1,936$

Asset Quality Our primary objective is to maintain a high level of asset quality in our loan portfolio. In order to maintain our strong asset quality, we: - Place emphasis on our commercial portfolio, where we reevaluate risk assessments as a result of reviewing commercial property operating statements and borrower financials - Monitor payment performance, delinquencies, and tax and property insurance compliance - Design our practices to facilitate the early detection and remediation of problems within our loan portfolio - Employ the use of an outside, independent consulting firm to evaluate our underwriting and risk assessment process Fourth Quarter 2021 Investor Presentation | 17 Nonperforming Loan Trend Allowance for Loan Losses and Net Charge - off Trend Note: Period end loan balances are before allowance for loan losses, before deferred loan fees, and exclude loans held for sale. $1.5M $3.1M $2.1M $0.8M $0.5M $0.5M $0.4M $0.6M $0.6M 0.23% 0.41% 0.22% 0.07% 0.03% 0.03% 0.03% 0.03% 0.03% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $- $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Nonperforming Loans Nonperforming Loans to Period End Loans 1.30% 1.25% 1.21% 1.26% 1.47% 1.20% - 0.01% 0.03% 0.23% 0.21% 0.12% 0.03% -0.20% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2016 2017 2018 2019 2020 2021 Allowance for Loan Losses to Period End Loans Net Charge-offs to Period End Loans

Allocation of Allowance for Loan Losses

(dollars in thousands)	December 31, 2020		March 31, 2021		June 30, 2021		September 30, 2021		December 31, 2021	
Allowance for Loan Losses	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Collectively evaluated for impairment										
Real estate:										
Commercial	$ 9,358	42.17%	$ 10,219	45.88%	$ 10,108	45.63%	$ 11,695	53.53%	$ 12,870	55.35%
Commercial land and development	77	0.35%	80	0.36%	75	0.34%	112	0.51%	50	0.22%
Commercial construction	821	3.70%	504	2.26%	491	2.22%	343	1.57%	371	1.60%
Residential construction	87	0.39%	57	0.26%	46	0.21%	60	0.27%	50	0.22%
Residential	220	0.99%	188	0.84%	188	0.85%	207	0.95%	192	0.83%
Farmland	615	2.77%	578	2.60%	594	2.68%	666	3.05%	645	2.78%
Total real estate loans	11,178	50.37%	11,626	52.20%	11,502	51.93%	13,083	59.88%	14,178	61.00%
Commercial:										
Secured	9,476	42.71%	8,918	40.04%	9,194	41.50%	7,260	33.23%	6,686	28.77%
Unsecured	179	0.81%	195	0.88%	209	0.94%	218	1.00%	207	0.89%
PPP	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total commercial loans	9,655	43.52%	9,113	40.92%	9,403	42.44%	7,478	34.23%	6,893	29.66%
Consumer and other	632	2.85%	528	2.38%	484	2.18%	638	2.92%	889	3.82%
Unallocated	724	3.26%	932	4.18%	764	3.45%	515	2.36%	1,111	4.78%
Individually evaluated for impairment										
Commercial secured	-	0.00%	-	0.00%	-	0.00%	134	0.61%	172	0.74%
Consumer and other	-	0.00%	72	0.32%	-	0.00%	-	0.00%	-	0.00%
Total allowance for loan losses	$ 22,189	100.00%	$ 22,271	100.00%	$ 22,153	100.00%	$ 21,848	100.00%	$ 23,243	100.00%

FIVE STAR BANCORP

Fourth Quarter 2021 Investor Presentation | 18

Risk Grade Migration Fourth Quarter 2021 Investor Presentation | 19 (dollars in thousands) Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Real Estate: Commercial 35,543$ 35,531$ 35,519$ 35,488$ 9,255$ Commercial land and development - - - - - Commercial construction - - - - - Residential construction - - - - - Residential 183 182 181 179 178 Farmland - - - - - Commercial: Secured 132 1,037 1,026 1,154 1,181 Unsecured - - - - - PPP - - - - - Consumer and other - 71 - - - Total 35,858$ 36,821$ 36,726$ 36,821$ 10,614$ Classified Loans (Loans Rated Substandard or Doubtful) 96.01% 96.09% 96.36% 96.60% 99.00% 1.61% 1.53% 1.33% 1.24% 0.45% 2.38% 2.38% 2.31% 2.16% 0.55% Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 % of Loan Portfolio Outstanding, by Risk Grade Pass Watch Substandard Doubtful

Deposit and Capital Overview Fourth Quarter 2021 Investor Presentation | 20

83.2% 90.5% 84.5% 78.0% 76.8% 78.9% 85.1% 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 29.0% 29.6% 39.3% 40.5% 40.4% 41.5% 39.5% 2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Diversified Funding Fourth Quarter 2021 Investor Presentation | 21 Total Deposits (1) = $2.3 Billion 98.5% of Total Liabilities Liability Mix (1) Balance as of December 31, 2021. Loan to Deposit Ratio Non - Interest - Bearing Deposits to Total Deposits Money Market and Savings 43.1% Non - Interest - Bearing Demand 38.9% Interest - Bearing Demand 12.0% Time Deposits 4.5% Borrowings and Subordinated Debt 1.2% Other Liabilities 0.3%

2018 2019 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Cost of Total Deposits 0.55% 0.81% 0.44% 0.15% 0.11% 0.09% 0.08% Time Deposits 100,069 96,510 47,602 36,338 54,674 53,935 104,272 Interest-Bearing Demand 123,835 118,644 146,553 155,866 136,336 155,881 278,406 Non-Interest-Bearing Demand 336,796 388,762 701,079 804,044 834,672 899,252 902,118 Money Market and Savings 600,694 707,834 888,767 986,862 1,040,603 1,059,326 1,001,094 Total 1,161,394 1,311,750 1,784,001 1,983,110 2,066,285 2,168,394 2,285,890 $1,161M $1,312M $1,784M $1,983M $2,066M $2,168M $2,286M Time Deposits Interest-Bearing Demand Non-Interest-Bearing Demand Money Market and Savings (dollars in thousands) Strong Deposit Growth Fourth Quarter 2021 Investor Presentation | 22 Note: Balances are end of period. Cost of total deposits is based on total average balance of interest - bearing and non - interest - bearing deposits and annualized quarterly deposit interest expense. (1) CAGR is based upon balances as of December 31, 2021. 2021 Cost of Total Deposits 0.11% 3 year Total Deposits CAGR (1) 25.32%

9.66% 8.26% 6.81% 7.51% 6.58% 9.47% 2016 2017 2018 2019 2020 2021 10.81% 9.32% 7.48% 8.21% 8.98% 11.44% 2016 2017 2018 2019 2020 2021 11.97% 13.23% 10.79% 11.52% 12.18% 13.98% 2016 2017 2018 2019 2020 2021 10.81% 9.32% 7.48% 8.21% 8.98% 11.44% 2016 2017 2018 2019 2020 2021 Capital Ratios Fourth Quarter 2021 Investor Presentation | 23 Tier 1 Leverage Ratio Tier 1 Capital to RWA Total Capital to RWA Common Equity Tier 1 to RWA Note: References to RWA are risk - weighted assets.

Financial Results Fourth Quarter 2021 Investor Presentation | 24

Earnings Track Record Fourth Quarter 2021 Investor Presentation | 25 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Net Income ($M) $7.0 $10.1 $9.3 $9.5 $10.3 $9.8 $11.0 $11.3 Basic EPS $0.72 $1.05 $0.94 $0.86 $0.93 $0.67 $0.64 $0.66 Diluted EPS $0.72 $1.05 $0.94 $0.86 $0.93 $0.67 $0.64 $0.66 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $0.0M $2.0M $4.0M $6.0M $8.0M $10.0M $12.0M Basic Earnings Per Share "EPS" Earnings 2019 2020 2021 Net Income ($M) $29.3 $35.9 $42.4 Basic EPS $3.40 $3.57 $2.83 Diluted EPS $3.40 $3.57 $2.83 $- $0.70 $1.40 $2.10 $2.80 $3.50 $4.20 $0.0M $7.5M $15.0M $22.5M $30.0M $37.5M $45.0M Basic Earnings Per Share "EPS" Earnings Annual Trend Quarterly Trend

3.72% 3.99% 3.93% 3.98% 3.68% 3.64% 2016 2017 2018 2019 2020 2021 40.32% 37.94% 42.27% 38.63% 37.92% 42.46% 2016 2017 2018 2019 2020 2021 $16.4M $22.1M $23.4M $30.4M $37.3M $47.1M 2016 2017 2018 2019 2020 2021 Operating Metrics Fourth Quarter 2021 Investor Presentation | 26 Total Income Before Taxes Efficiency Ratio Net Interest Margin

Non - interest Income and Expense Trends Fourth Quarter 2021 Investor Presentation | 27 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2020 FY 2021 Service charges on deposit accounts 98$ 90$ 106$ 112$ 116$ 367$ 424$ Net gain on sale of securities 197 182 92 435 15 1,438 724 Gain on sale of loans 1,510 931 1,091 988 1,072 4,145 4,082 Loan-related fees 434 122 211 87 219 2,309 639 FHLB stock dividends 94 78 92 100 102 321 372 Earnings on bank-owned life insurance 46 52 60 68 57 220 237 Other income 161 161 194 238 209 502 802 Total non-interest income 2,540 1,616 1,846 2,028 1,790 9,302 7,280 Salaries and employee benefits 5,640$ 4,697$ 4,939$ 4,980$ 5,209$ 16,084$ 19,825$ Occupancy and equipment 476 451 441 502 544 1,715 1,938 Data processing and software 549 629 598 611 656 1,982 2,494 Federal Deposit Insurance Corporation insurance 270 280 150 110 160 1,137 700 Professional services 806 1,532 1,311 505 444 1,960 3,792 Advertising and promotional 336 170 265 366 499 1,102 1,300 Loan-related expenses 222 229 218 462 136 732 1,045 Other operating expenses 612 816 1,658 1,105 1,370 3,545 4,949 Total non-interest expense 8,911 8,804 9,580 8,641 9,018 28,257 36,043 Non- interest Expense For the quarter ended For the year ended(dollars in thousands) Non- interest Income

Shareholder Returns Fourth Quarter 2021 Investor Presentation | 28 24.57% 27.80% 29.28% 31.40% 31.16% 22.49% 2016 2017 2018 2019 2020 2021 $2.60 $2.92 $3.08 $3.40 $3.57 $2.83 2016 2017 2018 2019 2020 2021 ROAA ROAE EPS (basic and diluted) Value per Share (book and tangible book (1) ) $10.48 $10.93 $10.88 $11.25 $12.16 $13.65 2016 2017 2018 2019 2020 2021 Note: Ratios are for the twelve - month period of the year indicated. (1) A reconciliation of this non - GAAP measure is set forth in the appendix. 1.99% 2.34% 1.99% 2.15% 1.95% 1.86% 2016 2017 2018 2019 2020 2021

We strive to become the top business bank in all markets we serve through exceptional service, deep connectivity, and customer empathy. We are dedicated to serving real estate, agricultural, faith - based, and small to medium - sized enterprises. We aim to consistently deliver value that meets or exceeds the expectations of our shareholders, customers, employees, business partners, and community.

Appendix: Non-GAAP Reconciliation (Unaudited)

The Company uses financial information in its analysis of the Company's performance that are not in conformity with GAAP. The Company believes that these non-GAAP financial measures provides useful information to management and investors that is supplementary to the Company's financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non-GAAP financial measure have a number of limitations. As such, investors should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons.

Average loan yield, excluding PPP loans, is defined as the daily average loan yield, excluding PPP loans, and includes both performing and nonperforming loans. The most directly comparable GAAP financial measure is average loan yield.

Total assets, excluding PPP loans, is defined as total assets less PPP loans. The most directly comparable GAAP financial measure is total assets.

Non-PPP loan growth, is defined as total loan growth less PPP loans. The most directly comparable GAAP financial measure is total loan growth.

Tangible book value per share is defined as total shareholders' equity less goodwill and other intangible assets, divided by the outstanding number of common shares at the end of the period. The most directly comparable GAAP financial measure is book value per share. We had no goodwill or other intangible assets at the end of any period indicated. As a result, tangible book value per share is the same as book value per share at the end of each of the periods indicated.

(dollars in thousands)	For the quarter ended								For the year ended	
Average loan yield, excluding PPP loans	**Q1 2020**	**Q2 2020**	**Q3 2020**	**Q4 2020**	**Q1 2021**	**Q2 2021**	**Q3 2021**	**Q4 2021**	**FY 2020**	**FY 2021**
Interest income on loans	$ 16,061	$ 17,522	$ 17,735	$ 20,087	$ 18,613	$ 18,626	$ 20,085	$ 21,569	$ 71,405	$ 78,894
Less: interest income on PPP loans	-	1,312	1,663	3,561	2,400	1,771	2,054	1,192	6,535	7,417
Interest income on loans, excluding PPP loans	16,061	16,210	16,072	16,526	16,213	16,855	18,031	20,377	64,870	71,477
Annualized interest income on loans, excluding PPP loans (numerator)	64,597	65,196	63,939	65,745	65,753	67,605	71,536	80,844	64,870	71,477
Average total loans	1,224,426	1,461,437	1,539,239	1,530,227	1,526,001	1,578,438	1,625,995	1,815,627	1,439,380	1,637,280
Less: average PPP loans	-	206,396	253,366	200,541	176,255	158,568	89,436	44,101	165,414	116,652
Average total loans, excluding PPP loans (denominator)	1,224,426	1,255,041	1,285,873	1,329,686	1,349,746	1,419,870	1,536,559	1,771,526	1,273,966	1,520,628
Average loan yield, excluding PPP loans	**5.28%**	**5.19%**	**4.97%**	**4.94%**	**4.87%**	**4.76%**	**4.66%**	**4.56%**	**5.09%**	**4.70%**

FIVE STAR BANCORP

Fourth Quarter 2021 Investor Presentation | 30

Appendix: Non - GAAP Reconciliation (Unaudited) Fourth Quarter 2021 Investor Presentation | 31 (dollars in millions) Total assets, excluding PPP loans 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Total assets 1,954$ 2,151$ 2,328$ 2,434$ 2,557$ Less: PPP loans 148 183 121 61 22 Total assets, excluding PPP loans 1,806$ 1,968$ 2,207$ 2,373$ 2,535$ (dollars in millions) Non-PPP loan growth 12/31/2020 12/31/2021 $ Change Total loans 1,508$ 1,945$ 437$ Less: PPP loans 148 22 (126) Total loans, excluding PPP loans 1,360$ 1,923$ 563$